                                                                  EXHIBIT 99.a17

                    AMERICAN CENTURY WORLD MUTUAL FUNDS, INC.

                             ARTICLES SUPPLEMENTARY

     AMERICAN  CENTURY WORLD MUTUAL FUNDS,  INC., a Maryland  corporation  whose principal Maryland office is located in Baltimore, Maryland (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland
that:

     FIRST:  The  Corporation  is  registered  as an open-end  company under the
Investment Company Act of 1940.

     SECOND: Pursuant to authority expressly vested in the Board of Directors by
Article  FIFTH and  Article  SEVENTH of the  Articles  of  Incorporation  of the
Corporation, the Board of Directors of the Corporation has (i) established a new series of shares  titled  International  Stock Fund and (ii)  increased  in some cases and  decreased  in some  cases the  number of shares of  capital  stock of certain series that the  Corporation  has authority to issue in accordance  with
Section 2-105(c) of the Maryland General Corporation Law (the "Reallocation").

     THIRD:  Immediately  prior  to the  Reallocation  the  Corporation  had the authority  to issue  Three  Billion  (3,000,000,000)  shares of  capital  stock.
Following the  Reallocation,  the  Corporation  has the authority to issue Three
Billion (3,000,000,000) shares of capital stock.

     FOURTH:  The par value of shares of the Corporation's  capital stock before the Reallocation was, and after the Reallocation is, One Cent ($0.01) per share.

     FIFTH:  Immediately prior to the  Reallocation,  the aggregate par value of all  shares of stock that the  Corporation  was  authorized  to issue was Thirty
Million  Dollars  ($30,000,000).  After giving effect to the  Reallocation,  the aggregate par value of all shares of stock that the Corporation is authorized to issue is Thirty Million Dollars ($30,000,000).

     SIXTH:  Immediately  prior to the  establishment  of the new series and the
Reallocation, the eight (8) Series of stock of the Corporation and the number of shares and aggregate par value of each was as follows:

         SERIES                        NUMBER OF SHARES    AGGREGATE PAR VALUE
         ------                        ----------------    -------------------

International Growth Fund              1,400,000,000           $14,000,000
International Discovery Fund             480,000,000           $ 4,800,000
Emerging Markets Fund                    165,000,000           $ 1,650,000
Global Growth Fund                       170,000,000           $ 1,700,000
Life Sciences Fund                       220,000,000           $ 2,200,000
Technology Fund                          327,500,000           $ 3,275,000
International Opportunities Fund         125,000,000           $ 1,250,000
European Growth Fund                               0           $         0

The par  value of each  share of stock in each  Series is One Cent  ($0.01)  per share.

     SEVENTH:  Immediately  prior to the establishment of the new series and the
Reallocation,  the number of shares and  aggregate  par value of each  allocated among the Classes of shares is as follows:

                                                       NUMBER OF
                                                        SHARES         AGGREGATE
      SERIES NAME                  CLASS NAME        AS ALLOCATED      PAR VALUE
      -----------                  ----------        ------------      ---------

International Growth Fund          Investor         1,000,000,000    $10,000,000
                                   Institutional      150,000,000      1,500,000
                                   Service                      0              0
                                   Advisor            100,000,000      1,000,000
                                   R                   50,000,000        500,000
                                   C                   25,000,000        250,000
                                   A                   25,000,000        250,000
                                   B                   25,000,000        250,000
                                   C II                25,000,000        250,000

International Discovery Fund       Investor           400,000,000     $4,000,000
                                   Institutional       75,000,000        750,000
                                   Service                      0              0
                                   Advisor              5,000,000         50,000
                                   C                            0              0

Emerging Markets Fund              Investor           100,000,000     $1,000,000
                                   Institutional       50,000,000        500,000
                                   Service                      0              0
                                   Advisor              5,000,000         50,000
                                   C                   10,000,000        100,000

Global Growth Fund                 Investor           150,000,000     $1,500,000
                                   Institutional        5,000,000         50,000
                                   Advisor              5,000,000         50,000
                                   C                   10,000,000        100,000

Life Sciences Fund                 Investor           200,000,000     $2,000,000
                                   Institutional        5,000,000         50,000
                                   Advisor              5,000,000         50,000
                                   C                   10,000,000        100,000

Technology Fund                    Investor           300,000,000     $3,000,000
                                   Institutional       15,000,000        150,000
                                   Advisor              5,000,000         50,000
                                   C                    7,500,000         75,000

International Opportunities Fund   Investor           100,000,000     $1,000,000
                                   Institutional       25,000,000        250,000
                                   C                            0              0

European Growth Fund               Investor                     0              0
                                   Institutional                0              0
                                   Advisor                      0              0
                                   C                            0              0

     EIGHTH: Pursuant to authority expressly vested in the Board of Directors by
Article  FIFTH and  Article  SEVENTH of the  Articles  of  Incorporation  of the
Corporation,  the Board of  Directors of the  Corporation  has  allocated  Three
Billion  (3,000,000,000)  shares of the Three Billion  (3,000,000,000) shares of authorized capital stock of the Corporation.  As a result of the action taken by
the  Board  of  Directors   referenced  in  Article  SECOND  of  these  Articles
Supplementary, the nine (9) Series of stock of the Corporation and the number of shares and aggregate par value of each is as follows:

SERIES                                    NO. OF SHARES     AGGREGATE PAR VALUE
------                                    -------------     -------------------
International Growth Fund                 1,330,000,000           $13,300,000
International Discovery Fund                480,000,000           $ 4,800,000
Emerging Markets Fund                       160,000,000           $ 1,600,000
Global Growth Fund                          165,000,000           $ 1,650,000
Life Sciences Fund                          215,000,000           $ 2,150,000
Technology Fund                             115,000,000           $ 1,150,000
International Opportunities Fund            110,000,000           $ 1,100,000
European Growth Fund                                  0           $         0
International Stock Fund                    425,000,000           $ 4,250,000

     NINTH:  Pursuant to authority expressly vested in the Board of Directors by
Article FIFTH and Article SEVENTH of the Articles of Incorporation, the Board of
Directors of the  Corporation (a) has duly  established  classes of shares (each hereinafter referred to as a "Class") for the Series of the capital stock of the
Corporation and (b) has allocated the shares designated to the Series in Article
EIGHTH above among the Classes of shares. As a result of the action taken by the
Board of Directors, the Classes of shares of the nine (9) Series of stock of the
Corporation  and the  number of  shares  and  aggregate  par value of each is as follows:

                                                      NUMBER OF
                                                       SHARES          AGGREGATE
      SERIES NAME                  CLASS NAME        AS ALLOCATED      PAR VALUE
      -----------                  ----------        ------------      ---------

International Growth Fund          Investor        1,000,000,000     $10,000,000
                                   Institutional     150,000,000       1,500,000
                                   Service                     0               0
                                   Advisor           100,000,000       1,000,000
                                   R                   5,000,000          50,000
                                   C                  25,000,000         250,000
                                   A                  25,000,000         250,000
                                   B                  25,000,000         250,000
                                   C II                        0               0

International Discovery Fund       Investor          400,000,000      $4,000,000
                                   Institutional      75,000,000         750,000
                                   Service                     0               0
                                   Advisor             5,000,000          50,000
                                   C                           0               0

                                                       NUMBER OF
                                                        SHARES         AGGREGATE
      SERIES NAME                  CLASS NAME        AS ALLOCATED      PAR VALUE
      -----------                  ----------        ------------      ---------

Emerging Markets Fund              Investor          100,000,000      $1,000,000
                                   Institutional      50,000,000         500,000
                                   Service                     0               0
                                   Advisor             5,000,000          50,000
                                   C                   5,000,000          50,000

Global Growth Fund                 Investor          150,000,000      $1,500,000
                                   Institutional       5,000,000          50,000
                                   Advisor             5,000,000          50,000
                                   C                   5,000,000          50,000

Life Sciences Fund                 Investor          200,000,000      $2,000,000
                                   Institutional       5,000,000          50,000
                                   Advisor             5,000,000          50,000
                                   C                   5,000,000          50,000

Technology Fund                    Investor          100,000,000      $1,000,000
                                   Institutional       5,000,000          50,000
                                   Advisor             5,000,000          50,000
                                   C                   5,000,000          50,000

International Opportunities Fund   Investor          100,000,000      $1,000,000
                                   Institutional      10,000,000         100,000
                                   C                           0               0

European Growth Fund               Investor                    0               0
                                   Institutional               0               0
                                   Advisor                     0               0
                                   C                           0               0

International Stock Fund           Investor          425,000,000      $4,250,000

     TENTH:  Except as  otherwise  provided by the express  provisions  of these
Articles  Supplementary,  nothing herein shall limit, by inference or otherwise, the  discretionary  right of the Board of  Directors to  serialize,  classify or reclassify and issue any unissued  shares of any Series or Class or any unissued shares that have not been  allocated  to a Series or Class,  and to fix or alter all terms thereof,  to the full extent provided by the Articles of Incorporation of the Corporation.

     ELEVENTH: A description of the series and classes of shares,  including the
preferences,   conversion  and  other  rights,   voting  powers,   restrictions,
limitations  as to  dividends,  qualifications,  and  terms and  conditions  for redemption is set forth in the Articles of  Incorporation of the Corporation and
is not  changed by these  Articles  Supplementary,  except  with  respect to the creation and/or designation of the various Series.

     TWELFTH: The Board of Directors of the Corporation duly adopted resolutions dividing into Series and Classes the authorized capital stock of the Corporation and allocating shares to each as set forth in these Articles Supplementary.

     IN WITNESS WHEREOF,  AMERICAN  CENTURY MUTUAL FUNDS,  INC. has caused these
Articles  Supplementary  to be signed  and  acknowledged  in its name and on its behalf by its Vice President and attested to by its Assistant  Secretary on this
13th day of January, 2005.

                                        AMERICAN CENTURY WORLD
ATTEST:                                 MUTUAL FUNDS, INC.

/s/ Otis H. Cowan                      By: /s/ Charles A. Etherington
------------------------------------       -------------------------------------
Name:  Otis H. Cowan                       Name:   Charles A. Etherington
Title:   Assistant Secretary               Title:  Vice President

     THE  UNDERSIGNED  Vice  President of AMERICAN  CENTURY  WORLD MUTUAL FUNDS,
INC.,  who  executed  on  behalf  of said  Corporation  the  foregoing  Articles
Supplementary to the Charter,  of which this certificate is made a part,  hereby acknowledges,  in the name of and on behalf of said  Corporation,  the foregoing
Articles  Supplementary  to  the  Charter  to  be  the  corporate  act  of  said
Corporation,  and  further  certifies  that,  to  the  best  of  his  knowledge, information and belief,  the matters and facts set forth therein with respect to the approval  thereof are true in all material  respects  under the penalties of perjury.

Dated:  January 13, 2005                  /s/ Charles A. Etherington
                                          --------------------------------------
                                          Charles A. Etherington, Vice President